Exhibit 3.2b

AMENDED AND RESTATED

BY~~-~~LAWS

OF

~~YOUR INTERNET DEFENDER INC.~~CORINDUS VASCULAR ROBOTICS, INC.

(the “Corporation”)

* * * * * * * * * * *

ARTICLE I

Offices

The Corporation may have offices at such other places, both within and without the State of Nevada, as the Board of Directors may determine and designate from time to time or the business of the Corporation requires.

ARTICLE II

Books

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Nevada) outside of the State of Nevada and at such place or places as may be designated by the Board of Directors.

ARTICLE III

Stockholders

Section 1. Place of Meetings, etc. Except as otherwise provided in these Bylaws, all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Nevada, as shall be determined by the Board of Directors or the President of the Corporation and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Nevada.

Section 2. Annual Meetings. The Annual Meeting of stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or without the State of Nevada, on such date and at such time as may be designated by the Board of Directors and stated in the notice of the meeting~~, on a date not later than 120 days following the close of the fiscal year of the Corporation as designated by the Board of Directors~~. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but instead shall be held solely by means of remote communication as provided under the laws of the State of Nevada.

Section 3. Special Meetings. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Nevada for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the President, or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at such meeting. Any such Special Meetings of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Nevada, as may be specified in the notice thereof. Business transacted at any Special Meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof. The notice shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders of the Corporation are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders’ list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a Special Meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid and shall be directed to each stockholder at his or her address as it appears on the record of stockholders, unless he or she shall have filed with the Secretary of the Corporation a written request that notices to him or her be mailed to some other address, in which case it shall be directed to him or her at the other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the meeting, a signed waiver of notice. Unless the Board of Directors, after the adjournment of such meeting, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.

Section 5. List of Stockholders. The officer of the Corporation who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting or at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder present at the meeting.

Section 6. Quorum. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Amended and Restated Articles of Incorporation of the Corporation, as amended (the “Articles of Incorporation”), or by these Bylaws, at any and all meetings of the stockholders of the Corporation there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 7. Organization. The President shall call to order meetings of the stockholders and shall act as Chairman of such meetings. The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as Chairman at any meeting in the absence of the President. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

Section 8. Voting. Except as otherwise provided by the Article of Incorporation of the Corporation or these Bylaws, at any meeting of the stockholders each stockholder of record of the Corporation having the right to vote thereat shall be entitled to one (1) vote for each share of stock outstanding in his or her name on the books of the Corporation as of the record date and entitling him or her to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by the law of the State of Nevada or by the Article of Incorporation of the Corporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 1 of Article IV of these Bylaws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.

Section 9. Proxies. Every proxy shall be executed in writing by the stockholder or by his or her attorney-in-fact.

Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Articles of Incorporation of the Corporation, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the laws of the state of Nevada or of the

Articles of Incorporation, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.

ARTICLE IV

Directors

Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than one (1) and not more than nine (9). Within such limits, the number of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Articles of Incorporation. The initial board shall consist of three (3) Directors. Directors need not be stockholders. Directors shall be elected at the Annual Meeting of the stockholders of the Corporation, except as provided in Section 2 of this Article IV, to serve until their respective successors are duly elected and qualified. When used in these Bylaws, the phrase ~~“~~“entire Board~~”~~” means the total number of directors which the Corporation would have if there were no vacancies.

Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or in the event that vacancies occur contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by the stockholders of the Corporation at a meeting of stockholders called for that purpose. Directors chosen or elected as aforesaid shall hold office until their respective successors are duly elected and qualified.

Section 3. Removals. At any meeting of stockholders of the Corporation called for that purpose, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting may remove from office any or all of the Directors, with or without cause. In addition, the Directors have the right to remove from office any Director, with or without cause.

Section 4. Resignations. Any director may resign at any time by giving written notice of his or her resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5. Place of Meetings. Except as otherwise provided in these Bylaws, all meetings of the Board of Directors shall be held at the principal business office of the Corporation or at such other place, within or without the State of Nevada, as the Board determines from time to time.

Section 6. Annual Meetings. The annual meeting of the Board of Directors shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at the principal business office of the Corporation or at such other place, either within or without the State of Nevada, as the Board determines. Notice of regular meetings need not be given, except as otherwise required by law.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place, either within or without the State of Nevada, as shall be specified in the notices thereof. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

Section 9. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each annual meeting held pursuant to subdivision (b) of Section 6 of this Article IV) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered ~~to a Director~~ by ~~hand or given to a director orally (whether by telephone or in person) or~~ mail~~ed~~ or telegraph~~ed~~ to a Director at his or her residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be dispatched. Notice of each meeting may also be delivered by hand or given orally (whether by telephone or in person) or by telex, cable, telecopy or electronic transmission. Notice of any meeting need not be given to any Director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such Director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all Directors not present at the time of the adjournment, as well as to the other Directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

Section 10. Quorum. Except as otherwise provided by the laws of the State of Nevada or in these Bylaws, at all meetings of the Board of Directors of the Corporation a majority of the entire Board shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

Section 11. Conduct of Meetings. At each meeting of the Board of Directors of the Corporation, the President or, in his or her absence, a Director chosen by a majority of the Directors present shall act as Chairman of the meeting. The Secretary or, in his or her absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

Section 12. Committees of the Board. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an executive committee and other committees, each consisting of one (1) or more Directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Except as limited by the laws of the State of Nevada, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board of Directors with respect to all matters.

Section 13. Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

Section 14. Consent to Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 15. Meetings Held Other Than in Person. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee may participate in a meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 16. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for the attendance at each regular or special meeting of the Board; however nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE V

Officers

Section 1. Number and~~,~~ Election ~~and Term of Office~~. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, and may at the discretion of the Board of Directors include a Chief Executive Officer, a Chief Financial Officer~~,~~ and Chairman of the Board, and such officers shall be elected annually by the Board of Directors at their first meeting following the immediately-preceding annual meeting of the stockholders ~~and one or more Vice Presidents, Director of Corporate Development, General Managers, Assistant Treasurers and Assistant Secretaries~~. The Board of Directors or the Chief Executive Officer, may, from time to time, elect or appoint such other officers as it or he or she may determine, including, but not limited to, one or more Vice Presidents, a Director of Corporate Development, General Managers, Assistant Treasurers and Assistant Secretaries, and may fix their duties and terms of office. ~~The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the Annual Meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and qualified.~~ Any two (2) or more offices may be held by the same person. ~~The Board of Directors may from time to time appoint such other officers and agents as the interests of the Corporation may require and may fix their duties and terms of office.~~ Any officer may devote less than one hundred percent (100%) of his or her working time to his or her activities as such.

Section 2. The President. The President shall be the chief executive and operating officer of the Corporation, and shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have general and active management of the business and affairs of the Corporation, subject to the control of the Board, shall see that all orders and resolutions of the Board are effectuated, and shall have such other powers and duties as the Board assigns to him. He shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Nevada. He shall cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these Bylaws. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where required by law to be otherwise signed, executed or delivered. He may sign, jointly with the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, certificates of stock of the Corporation. He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon him by these Bylaws, he shall, except as otherwise specifically provided by the laws of the State of Nevada, have such other powers and duties as shall from time to time be assigned to him by the Board of Directors.

Section 3. The Vice President. There may be such Vice Presidents as the Board of Directors shall determine from time to time, with duties determined by the Board of Directors. If there is only one Vice President appointed by the Board, he shall perform, in the absence or disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the Board or the President assigns to him.

Section 4. The Secretary. The Secretary may sign all certificates of stock of the Corporation jointly with the President. He shall record all the proceedings of the meetings of the stockholders and the Board of Directors of the Corporation in the books to be kept for that purpose. He shall have safe custody of the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument, and when so affixed he may attest the same by his signature. He shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each. He shall keep the stock and transfer books available during business hours for inspection by any stockholder and for the transfer of stock. He shall notify the Directors and stockholders of the respective meetings as required by law or by these Bylaws of the Corporation. He shall have and perform such other powers and duties as may be required by law or the Bylaws of the Corporation, or which the Board or the President may assign to him from time to time.

Section 5. Assistant Secretaries. The Assistant Secretaries shall, during the absence or incapacity of the Secretary, assume and perform all functions and duties which the Secretary might lawfully do if present and not under any incapacity.

Section 6. The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto. He shall perform all other duties incident to the office of Treasurer. He shall have such other powers and duties as the Board or the President assigns to him from time to time. He shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, and shall render to the President or the Directors, whenever they may require it, an account of all his transactions as Treasurer and an account of the business and financial position of the Corporation. The Treasurer shall be the “Treasurer” for purposes of the laws of the State of Nevada.

Section 7. Assistant Treasurers. The Assistant Treasurers shall, during the absence or incapacity of the Treasurer, assume and perform all functions and duties which the Treasurer might lawfully do if present and not under any incapacity.

Section 8. Transfer of Duties. The Board of Directors may transfer the power and duties, in whole or in part, of any officer to any other officer, or other persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the State of Nevada.

Section 9. Tenure and Removal~~s~~. Each officer elected or appointed by the Board of Directors shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his or her successor is elected or appointed and qualified, unless he or she dies, resigns, is removed or becomes disqualified or a shorter term is specified in the vote electing or appointing said officer. Each officer appointed by the Chief Executive Officer shall hold office until his or her successor is elected or appointed and qualified, unless he or she dies, resigns, is removed or becomes disqualified or a shorter term is specified by any agreement or other instrument appointing such officer. Any officer elected or appointed by the Board of Directors may be removed from office with or without cause only by vote of a majority of the Directors then in office even though less than a quorum or by a sole remaining director. Any officer appointed by the Chief Executive Officer may be removed with or without cause by the Chief Executive Officer, or by vote of a majority of the Directors then in office even though less than a quorum, or by a sole remaining director.~~Subject to his or her earlier death, resignation or removal as hereinafter provided, each officer shall hold his or her office until his or her successor shall have been duly elected and shall have qualified. Any officer or agent of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the entire Board, at a meeting of the Board of Directors called for that purpose~~.

Section 10. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the President or Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 11. Vacancies. If the office of President, Secretary or Treasurer becomes vacant for any reason, the Board of Directors shall choose a successor to hold such office for the unexpired term. If any other officer or agent becomes vacant for any reason, the Board of Directors may fill the vacancy, and each officer so elected shall serve for the remainder of his or her predecessor’s term.

Section 12. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

ARTICLE V

Contracts, Checks and Notes

Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the President, Vice President or chief executive officer of the Corporation.

Section 2. Checks and Notes. All negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

ARTICLE VI

Provisions Relating to Stock

~~Certificates and Stockholders~~

Section 1. ~~Certificates of Stock~~Certificated and Uncertificated Stock. The shares of the Corporation’s capital stock may be certificated or uncertificated, as provided under the laws of the State of Nevada, and shall be entered in the books of the Corporation and registered as they are issued.

(a) Certificates for the Corporation’~~’~~s capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

(b) Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation, or the Corporation’s transfer agent, shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Corporation, and, at least annually thereafter, the Corporation, or the Corporation’s transfer agent, shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by the laws of the State of Nevada, the rights and obligations of the stockholders of the Corporation shall be identical whether or not their shares of stock are represented by certificates.

Section 2. Lost Certificates, etc. The Corporation may issue a new certificate for shares or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of the lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.

Section 3. Transfer of Stock. Transfers of shares of capital stock of the Corporation shall be made only (i) by entry in the stock-transfer books of the Corporation or (ii) by transfer agents designated to transfer shares of capital stock of the Corporation. Except in the case of uncertificated shares or a certificate issued in accordance with Section 2 of this Article VI, ~~Upon surrender to the Corporation or the transfer agent of the Corporation of~~ a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer such shares shall be surrendered to the Corporation or the designated transfer agent before ~~,~~ the Corporation or the designated transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the stock-transfer books of the Corporation~~its books~~.

Section 4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

Section 5. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock, whether certificated or uncertificated, as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares by any other person, whether or not it shall have notice thereof, except as expressly provided by the laws of the State of Nevada.

ARTICLE VII

General Provisions

Section 1. Dividends. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Articles of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors think conducive to the interests of the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Nevada.”

Section 3. Fiscal Year. The fiscal year of the Corporation shall be end on ~~March~~ December 31.

Section 4. Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the President or by a proxy or proxies appointed by him or her.

Section 5. Indemnification.

(a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VII is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

(b) As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

(c) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.

ARTICLE VIII

Forum for Adjudication of Disputes

Section 1. Exclusive Forum. To the fullest extent permitted by law, and unless the Corporation, pursuant to a resolution adopted by the Board of Directors, consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the Revised Statutes of the State of Nevada or any provision of the Articles of Incorporation or these Amended and Restated Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or these Amended and Restated Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine.

Section 2. Deemed Notice and Consent. To the fullest extent permitted by law, each and every person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) the Articles of Incorporation, (b) the Amended and Restated Bylaws and (c) any amendment to the Articles of Incorporation or the Amended and Restated Bylaws enacted or adopted in accordance with the Articles of Incorporation, the Amended and Restated Bylaws and applicable law.

ARTICLE IX~~VIII~~

Amendments

These Bylaws may be adopted, altered, amended or repealed or new Bylaws may be adopted by the stockholders, or by the Board of Directors by the Articles ~~or~~of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

Adopted by the Board of Directors on November     , 2015.